SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  SIMULA, INC.
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             (Exact name of Registrant as specified in its charter)


         ARIZONA                                              86-0320129
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


 2700 North Central Avenue, Suite 1000, Phoenix,  Arizona           85004
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(Address of principal executive offices)                          (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
          -------------------                 ------------------------------

               Common Stock                    The American Stock Exchange
        Senior Subordinated Convertible        The American Stock Exchange
             Notes due 2004


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED:

         COMMON STOCK

         The description of the Company's Common Stock appearing under the caption "Description of Securities - Common Stock" in the prospectus portion of the Company's Registration Statement on Form S-18, No. 33-46152-LA, effective April 13, 1992, is hereby incorporated by reference.

         The Amended and Restated Articles of Incorporation of the Company provide for a classified Board of Directors of not less than two nor more than fifteen members. Classification results in the Company "staggering" the terms of members of the Board of Directors so that only a portion of the Directors are elected at each Annual Meeting of Stockholders. Directors serve for a three year term. At each Annual Meeting, every Stockholder is entitled to cumulative voting, and thus has the right to vote the number of shares owned by such Stockholder multiplied by the number of Directors up for election, and may distribute such votes across any number of the candidates nominated.

         SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2004

         The description of the Company's Senior Subordinated Convertible Notes due 2004 appearing under the caption "Description of Notes" in the prospectus portion of the Company's Registration Statement on Form S-3, No. 333-13499 and all amendments thereto, effective April 24, 1997, is hereby incorporated by reference.

ITEM 2.           EXHIBITS

         The following documents are incorporated by reference as exhibits hereto, in accordance with Rule 12b-32:

         (i) the Company's Registration Statement on Form S-18, No. 33-46152-LA, effective April 13, 1992;

         (ii) the Company's Registration Statement on Form S-3, No. 333-13499 and all amendments thereto, effective April 24, 1997; and

         (iii) the Indenture dated April 1, 1997, filed with the Company's report on Form 10-K for the year ended December 31, 1999.

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

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



DATED:   November 9, 2000

                                    SIMULA, INC.




                                    By  /S/ BRADLEY P. FORST
                                      ------------------------------------------
                                          Bradley P. Forst
                                          President and Chief Executive Officer

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